Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Standard Financial Corp. of our report dated December 13, 2011, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of Standard Financial Corp. for the year ended September 30, 2011.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 20, 2012